Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814 PH 301.941.1500, FX 301.941.1553 www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES ACQUIRES VICEROY SANTA MONICA

BETHESDA, MD, March 17, 2011 — LaSalle Hotel Properties (NYSE: LHO) today announced that it acquired the leasehold interest in the Viceroy Santa Monica for $80.1 million. The 162-room, urban, full service hotel is located at 1819 Ocean Avenue in Santa Monica, California.

The Viceroy Santa Monica, which is one block from Santa Monica Beach features views of the Pacific Ocean and is located proximate to many area businesses as well as leisure attractions, including beaches, Main Street shopping district and the Third Street Promenade. The property’s Santa Monica neighborhood offers upscale dining, premium shopping and vibrant nightlife.

“We are very excited about the purchase of the Viceroy Santa Monica,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “This extraordinary asset features a premium location, top-notch accommodations and it benefits from multiple demand generators. Furthermore, we believe the hotel’s performance will benefit from the implementation of our asset management best-practices.”

The hotel originally opened as the Pacific Shores Hotel in 1967 and re-opened in 2002 as the Viceroy Santa Monica following a $20.3 million renovation. In 2009, the Viceroy Santa Monica was named to the “Top 100 Hotels in the U.S. and Canada” list by Travel + Leisure. The property features 162 guestrooms, including 18 suites, which range in size from 470 to 905 square feet. The hotel’s guestrooms offer a sitting area with ocean, pool or palm view, oversized showers and wired and wireless internet service.

The hotel features two food and beverage outlets. Whist, the hotel restaurant, offers seating for 176 and was named one of America’s 50 best hotel restaurants by Food & Wine Magazine. Whist is recognized for its Modern American cuisine and use of fresh local produce and it features indoor and outdoor seating. Cameo Bar seats 86 and, in addition provides poolside service and is recognized as one of Santa Monica’s most vibrant lounges.

The Viceroy Santa Monica features almost 2,000 square feet of meeting and function space including the 1,300 square foot Bristol Room, which accesses an adjacent 600 square foot outdoor patio. The property features two outdoor heated pools and the pool area is often used for private meetings and banquets. Additional amenities include a 24-hour fitness center, business center and concierge services.

Santa Monica is a premier corporate and leisure destination. A variety of companies hold offices in Santa Monica, including Apple, Microsoft, Symantec, Blackstone, Colony Capital, HBO, Universal Music, Sony BMG Music Entertainment and MTV, among many others. The city is well known for world-class shopping throughout the Third Street Promenade, Main Street, Montana Avenue, Santa Monica Place and Ocean Park. Santa Monica also includes attractions such as the Santa Monica Pier and the Main Street district with its art galleries, cafes and antique shops.

The Viceroy Santa Monica is subject to a ground lease with the City of Santa Monica, which expires on September 25, 2065. The property was purchased in an all-cash transaction and will continue to be managed by Viceroy Hotel Group. The Company expects to recognize total transaction expenses related to the hotel of approximately $0.5 million during the first quarter of 2011.

Viceroy Hotel Group delivers luxury lifestyle experiences that marry provocative design and intuitive service in sought-after locations. Managing hotels under third-party agreements, Viceroy Hotel Group operates two luxury brands, Viceroy Hotels & Resorts and The Tides. Current Viceroy properties include hotels and resorts in Santa Monica, Palm Springs, Miami, Anguilla and Snowmass, Colorado as well as forthcoming openings in Beverly Hills (currently L’Ermitage Beverly Hills), the Maldives and on Sowwah Island in Abu Dhabi. The Tides collection includes resorts in South Beach, the Riviera Maya and Zihuatanejo, Mexico as well as a forthcoming development on St. Lucia in the Caribbean, currently Jalousie Plantation. Viceroy Hotel Group’s Urban Retreat Collection includes locations in Beverly Hills and Santa Monica.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 35 upscale full-service hotels, totaling over 8,700 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc and Viceroy Hotel Group.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about the future performance of Viceroy Santa Monica. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:

Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties – (301) 941-1500

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